PRICING SUPPLEMENT                                          File No. 333-132911
-------------------                                              Rule 424(b)(3)
 (To MTN Prospectus Supplement, General Prospectus Supplement
   and Prospectus, each dated March 31, 2006)
Pricing Supplement 2647

                           Merrill Lynch & Co., Inc.
                          Medium-Term Notes, Series C
                  Due Nine Months or More from Date of Issue


                             Floating Rate Notes

Principal Amount: $25,000,000          Original Issue Date:    February 9, 2007

CUSIP Number:   59018YZM6              Stated Maturity Date:   July 29, 2011

Issue Price:    100.00%

Interest Calculation:                  Day Count Convention:
--------------------                   --------------------
---                                    ---
x    Regular Floating Rate Note         x   Actual/360
---                                    ---
---                                    ---
     Inverse Floating Rate Note             30/360
---                                    ---
---                                    ---
       (Fixed Interest Rate):               Actual/Actual
                                       ---
                                       ---



Interest Rate Basis:
-------------------
---                                    ---
 x   LIBOR                                  Commercial Paper Rate
---                                    ---
---                                    ---
     CMT Rate                               Eleventh District Cost of Funds Rate
---                                    ---
---                                    ---
     Prime Rate                             CD Rate
---                                    ---
---                                    ---
     Federal Funds Rate                     Other (see attached)
---                                    ---
---
     Treasury Rate
---
   Designated CMT Page:                   Designated LIBOR Page:

       CMT Moneyline Telerate Page:         LIBOR Moneyline Telerate Page: 3750

                                                     LIBOR Reuters Page:



Index Maturity:                  One Month                                       Minimum Interest Rate:        Not Applicable


Spread:                          0.1500%                                         Maximum Interest Rate:        Not Applicable

Initial Interest Rate:           Calculated as if the Original Issue             Spread Multiplier:            Not Applicable
                                 Date was an Interest Reset Date

Interest Reset Dates:            Monthly, on the 29th, commencing on February
                                 28, 2007, subject to modified following
                                 Business Day convention.


Interest Payment Dates:          Monthly, on the 29th, commencing on February
                                 28, 2007, subject to modified following
                                 Business Day convention. Short Stub at the
                                 first payment.

Repayment at the
Option of the Holder:            The Notes cannot be repaid prior to the
                                 Stated Maturity Date.

Redemption at the
Option of the Company:           The Notes cannot be redeemed prior to the
                                 Stated Maturity Date.

Form:                            The Notes are being issued in fully
                                 registered book-entry form.

Trustee:                         The Bank of New York

Underwriting Discount:           0.0000%

Dated:                           January 26, 2007